Exhibit 10.2

“Pages where confidential treatment has been requested are marked ‘Confidential Treatment Requested.’ The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place with [REDACTED] and in the margin with a star (*).”

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding, dated as of January 17, 2005 (the “MOU”), between Virginia Electric and Power Company, a Virginia corporation (“VEPCO”), and Mettiki Coal, LLC, a Delaware limited liability company (“Mettiki”).

Recitals

Mettiki and VEPCO are parties to a Coal Supply Agreement, dated January 15, 1996 (the “Coal Supply Agreement”), pursuant to which Mettiki has agreed to sell to VEPCO, and VEPCO has agreed to purchase, coal from Mettiki’s mine located in Garrett County, Maryland (the “Mettiki Mine”) for use in VEPCO’s Mt. Storm Power Station, which is located in Grant County, West Virginia (the “Station”). The Coal Supply Agreement has a term beginning January 15, 1996 and continuing through December 31, 2006.

Mettiki and VEPCO from time to time enter into spot sale and purchase agreements for the delivery of Mettiki coal to the VEPCO Station that is in addition to the parties purchase and sales obligations under the Coal Supply Agreement (“Spot Agreement(s)”). Furthermore, Mettiki and VEPCO are currently in negotiations to enter into a letter of intent (“LOI”) outlining the key terms and conditions of a successor coal supply agreement pursuant to which Mettiki, or one or more of its affiliates, (collectively “Mettiki”) is proposing to sell to VEPCO coal from existing and/or new mining operations to be developed in Western Maryland and/or West Virginia with a proposed term beginning on January 1, 2007 (the “Successor Agreement”).

Mount Storm Coal Supply, LLC (“Mount Storm Supply”) and its affiliate, PC West Virginia Synthetic Fuel #2, LLC (“Pace”), have entered into various transactions with VEPCO whereby Pace shall produce synthetic fuel that qualifies for Section 29 tax credits that is derived from coal (“Synfuel”) at Pace’s synthetic fuel facility (the “Synfuel Facility”), which Synfuel Facility shall be operated and maintained by PACE adjacent to or near VEPCO’s Station.

VEPCO and Mettiki desire to agree upon certain terms and conditions to enable Mount Storm Supply to purchase coal produced by Mettiki, which in turn shall be sold by Mount Storm Supply to Pace to produce Synfuel at Pace’s Synfuel Facility which shall then be purchased by VEPCO under synfuel supply agreements (“Synfuel Supply Agreement(s)”) between Pace and VEPCO. The Synfuel purchased by VEPCO from Pace under the Synfuel Supply Agreements which is produced from coal supplied by Mettiki shall be in lieu of all or a part of the coal that is required to be purchased by VEPCO from Mettiki under the respective Coal Supply Agreement, Spot Agreement and/or the Successor Agreement.

Confidential Treatment Requested

In consideration of the above Recitals which are incorporated herein, and the covenants and premises herein set forth, VEPCO and Mettiki hereby agree, intending to be legally bound, as follows:

*

1. Upon the execution of this MOU by Mettiki and VEPCO, Mettiki shall enter into short-term coal supply agreements with Mount Storm Supply containing mutually acceptable terms and conditions for the sale and purchase of Mettiki coal to Mount Storm Supply that will correspond with the delivery obligations arising under the Coal Supply Agreement and/or any Spot Agreements between Mettiki and VEPCO (collectively the “Interim Feedstock Agreement(s)”). The purchase price for the coal sold to Mount Storm Supply under the Interim Feedstock Agreements shall be equal to the price for each ton of coal payable from time to time under the corresponding Coal Supply Agreement or Spot Agreements between Mettiki and VEPCO plus

$[REDACTED] per ton. The delivery of coal under the Interim Feedstock Agreements shall commence on or before January 17, 2005, and the term of the Interim Feedstock Agreements shall continue until the first day of the calendar month following the date that Mettiki and VEPCO execute the LOI.

*

2. Upon the execution of the LOI by Mettiki and VEPCO, Mettiki shall enter into a coal supply agreement with Mount Storm Supply containing mutually acceptable terms and conditions for the sale and purchase of

Mettiki coal to Mount Storm Supply that will correspond with the delivery obligations arising under the

Coal Supply Agreement and any Spot Agreements between Mettiki and VEPCO (the “Long Term Feedstock

Agreement”). The purchase price for the coal sold to Mount Storm Supply under the Long Term Feedstock

Agreement shall be equal to the price for each ton of coal payable from time to time under the corresponding

Coal Supply Agreement and/or Spot Agreements between Mettiki and VEPCO plus $[REDACTED] per ton.

The delivery of coal under the Long Term Feedstock Agreement shall commence on the first day of the calendar month following the date that Mettiki and VEPCO execute the LOI and the term of the Long Term Feedstock

Agreement shall continue until December 31, 2006.

*

3. If after the date Mettiki and VEPCO have executed the LOI, Mettiki and VEPCO reach an impasse and are unable to conclude negotiations of the Successor Agreement, the purchase price for the coal sold to

Mount Storm Supply under the Long Term Feedstock Agreement shall revert back to the price for each ton of coal payable from time to time under the corresponding Coal Supply Agreement and/or Spot Agreements between Mettiki and VEPCO plus $[REDACTED] per ton for all tons sold under the Long Term Feedstock

Agreement effective as of the effective date of the Long Term Feedstock Agreement. In such event, VEPCO shall pay Mettiki the retroactive adjustment within 30 days from receipt of Mettiki’s invoice for such retroactive adjustment. Mettiki shall give notice to Mount Storm Supply of the termination of such negotiations or discussions as soon as reasonably practicable following the occurrence thereof. Notwithstanding the forgoing provisions of this Paragraph 3, in no event shall VEPCO have any obligation to pay any retroactive adjustment to Mettiki if failure to conclude negotiations of the Successor Agreement is caused by Mettiki’s failure to obtain and maintain is operating permits as a prerequisite to supply coal under the Successor Agreement.

[REDACTED] denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission.

Confidential Treatment Requested

*

4. Upon the execution of the Successor Agreement by Mettiki and VEPCO, Mettiki and Mount Storm Supply

shall amend the Long Term Feedstock Agreement to extend the term of the Long Term Feedstock Agreement through December 31, 2007, and shall amend any other provision of such agreement so that it corresponds with the delivery obligations arising under the Successor Agreement between Mettiki and VEPCO. The amendment shall also provide that the purchase price for the coal sold to Mount Storm Supply under the Long Term Feedstock

Agreement shall be equal to the price for each ton of coal payable from time to time under the Successor Agreement between Mettiki and VEPCO plus $[REDACTED] per ton.

5. Pursuant to the terms of the agreements entered into between Mount Storm Supply and VEPCO, VEPCO shall act as Mount Storm Supply’s consultant in regards providing analytical, reporting and administrative services relating to any coal purchased by Mount Storm Supply under any Interim Feedstock Agreement or

Long Term Feedstock Agreement. As such, all analytical, reporting and administrative services provided to

Mount Storm Supply by VEPCO shall be in accordance with the terms and conditions of the corresponding

Coal Supply Agreement, Spot Agreement and/or Successor Agreement between Mettiki and VEPCO unless

Mettiki and Mount Storm Supply expressly agree to other analytical, reporting and administrative provisions pursuant to any Interim Feedstock Agreement or Long Term Feedstock Agreement. Unless otherwise agreed to by Mettiki and Mount Storm Supply in any Interim Feedstock Agreement or the Long Term Feedstock Agreement,

Mount Storm Supply shall have no greater rights of suspension of shipments than as defined in the corresponding

Coal Supply Agreement, Spot Agreement and/or Successor Agreement between Mettiki and VEPCO.

*

6. Any coal purchased by Mount Storm Supply under any Interim Feedstock Agreement or the Long Term

Feedstock Agreement shall automatically reduce the quantity of coal required to be purchased by VEPCO and/or supplied by Mettiki pursuant to the corresponding Coal Supply Agreement, Spot Agreement and/or Successor

Agreement between Mettiki and VEPCO. A force majeure event occurring under any Interim Feedstock Agreement or the Long Term Feedstock Agreement between Mount Storm Supply and Mettiki shall be deemed to be a force majeure event under the corresponding Coal Supply Agreement, Spot Agreement and/or Successor Agreement

between Mettiki and VEPCO. Mettiki and VEPCO shall enter into amendments to the Coal Supply Agreement,

the Spot Agreements and the Successor Agreement to reflect this reduction in VEPCO’s purchase obligations.

When made available by Mettiki, Mount Storm Supply shall purchase coal for use as feedstock for the Synfuel

Facility under any Interim Feedstock Agreements or the Long Term Feedstock Agreement prior to purchasing coal provided by other suppliers (i.e. on a daily basis the total amount of Synfuel produced by the Synfuel Facility will first be applied against the volume of coal delivered by Mettiki on such day, with any excess volume being attributed to tonnage supplied by other suppliers, if any). Additionally, the amendments to the Coal Supply

Agreement and the Spot Agreements shall provide that Mettiki shall refund to VEPCO the purchase price premiums of $[REDACTED] or $[REDACTED] per ton, as applicable, paid by Mount Storm Supply under the Interim Feedstock

Agreement and the Long Term Feedstock Agreement for each ton of coal sold to Mount Storm Supply that is not produced into Synfuel.

[REDACTED] denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission.

Confidential Treatment Requested

*

7. During the term of any Synfuel Supply Agreement between Pace and VEPCO, Mettiki shall allow

VEPCO or Mount Storm Supply to deliver coal to Mettiki’s truck unloading facility (“Facility”) at the Station which is produced from sources other than the Mettiki Mine (“Third Party Sources”). Mount Storm Supply or

VEPCO, as applicable, shall pay Mettiki $[REDACTED] per ton for each ton of coal delivered into the Facility at the Station from Third Party Sources that is delivered during Mettiki’s scheduled operating hours of the

Facility. Unless otherwise agreed by the parties in writing, any coal delivered to the Facility from Third Party

Sources will be ratably delivered during Mettiki’s normal scheduled operating hours of the Facility. If requested by VEPCO, Mettiki shall exert reasonable efforts to extend the normal scheduled operating hours of the Facility to accommodate the delivery of coal from Third Party Sources and in such event VEPCO shall reimburse Mettiki for all costs incurred by Mettiki in operating the Facility during such period of time. Mettiki shall have the right to suspend or reject deliveries of coal from Third Party Sources if they are not in compliance with the legal load limits as then currently enforced in the State of West Virginia including any permitted variances and tolerances,

and/or if the equipment is not compatible with design and safe operation of the Facility as existing or modified to accommodate the delivery of such coal from Third Party Sources. Mount Storm Supply or VEPCO, as applicable,

will provide to Mettiki a daily tabulation of the certified weights for each truck load of coal delivered to the Facility from Third Party Sources. In the event VEPCO requests modifications to the Facility to accommodate deliveries of coal from Third Party Sources, including but not limited to modifications to allow delivery of triaxle and tractor/trailer combinations, Mettiki shall exert all reasonable efforts to comply with VEPCO’s request and any such modifications to the Facility shall be at VEPCO’s sole cost and expense and VEPCO will reimburse Mettiki for such costs upon completion of the modifications.

8. This MOU shall be governed by the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws, and shall be binding upon the parties hereto and their respective successors and permitted assigns,

except that no party shall assign any of their rights or delegate any of their obligations hereunder except with the prior written consent of the other party hereto. The parties hereto agree that this MOU is a legally, binding agreement, and not an agreement to agree, and shall be enforceable against the parties hereto in accordance with its terms.

9. From the execution of this MOU, Mettiki and VEPCO agree to negotiate in good faith to finalize, execute and deliver the amendments to the Coal Supply Agreement and the Spot Agreements, the LOI and the Successor Agreement.

From the execution of this MOU, Mettiki agrees to negotiate with Mount Storm Supply in good faith to finalize, execute and deliver the Interim Feedstock Agreements, the Long Term Feedstock Agreement and the amendment to the Long

Term Feedstock Agreement.

10. This MOU shall terminate on December 31, 2007.
[REDACTED] denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission.

11. This MOU may not be amended, supplemented or otherwise modified, and no provision of this MOU may be waived, except by a written instrument signed by each of the parties hereto.

12. This MOU constitutes the parties’ entire agreement with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties with respect to the matters referred to herein. Except as provided in this MOU, the parties acknowledge and agree that, notwithstanding any other term or provision contained in this MOU, neither VEPCO or Mettiki will have any greater, reduced, additional or changed obligation, liability or duty to the other than as specified in the Premises Lease, Equipment Lease, Operating Agreement or the Agreement as a result of Seller entering into any Interim Feedstock Agreement or Long Term Feedstock Agreement with Mount Storm Supply.

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Understanding to be executed in duplicate originals as of the date first written above.

Mettiki Coal, LLC

By:	/s/ Gary J. Rathburn

Name:	Gary J. Rathburn

Title:	Senior Vice President Marketing

Virginia Electric and Power Company

By:	/s/ David A. Heacock

Name:	David A. Heacock

Title:	Vice President – Fossil & Hydro

5